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                                                                   EXHIBIT 10.16
                           FIELDWORKS, INCORPORATED

                                   AMENDMENT
                                      TO
                                    WARRANT


     THIS AMENDMENT, dated as of October 15, 1996 (the "Amendment"), is made by and between FieldWorks, Incorporated, a Minnesota corporation (the "Company"), and Brightbridge Fund I L.P. (the "Investor").

     WHEREAS, pursuant to the terms of a Bridge Loan Agreement dated as of July 15, 1996 (the "Agreement"), Investor lent the Company $500,000, in return for which the Company delivered to Investor a Promissory Note dated July 15, 1996, in the amount of $500,000 (the "Note") and a Warrant to purchase shares of the Common Stock, par value $.001 per share, of the Company, dated as of July 15, 1996 (the "Warrant").

     WHEREAS, at the time the parties entered into the Agreement and the related documents, the Company was engaged in preparing for an initial public offering of its Common Stock.

     WHEREAS, in August 1996, such public offering was postponed indefinitely.

     WHEREAS, in connection with such postponement, the due date of the Note was extended from December 31, 1996, to May 1, 1997, by an amendment, dated as of August 2, 1996, to the Agreement and the Note.

     WHEREAS, in light of the postponement of the proposed public offering and the agreement to extend the due date of the Note Investor has requested, and the Company has agreed, to adjust the exercise price under the Warrant.

     WHEREAS, Section 7 of the Warrant provides that the Warrant and the terms thereof may be changed only by an instrument in writing.

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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     1.   Amendment to Warrant Exercise Price.  The Warrant is hereby amended to
          -----------------------------------
provide that the "Warrant Exercise Price," as defined in the Warrant, shall be Five Dollars ($5.00) per share.

     2.   Miscellaneous.
          -------------

          (a) Except as expressly amended hereby, the Warrant is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

          (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.


                              FIELDWORKS, INCORPORATED


                              By:_______________________________________
                                 Gary Beeman, Chief Executive Officer


                              BRIGHTBRIDGE FUND I L.P.


                              By:_______________________________________
                                 Name: _________________________________
                                 Title: ________________________________